                                                           LAWYERS

                                                           Levels 23-35
                                                           No.1 O'Connell Street
                                                           Sydney  NSW  2000
                                                           Australia

                                                           PO Box H3
                                                           Australia Square
                                                        Sydney  NSW  1215
September 5, 2001                                          DX 370 Sydney
                                                       Tel  + 61 2 9353 4000
                                                           Fax  + 61 2 9251 7832
Macquarie Securitisation Limited                           www.claytonutz.com.au
Level 22
20 Bond Street                                             SYDNEY  MELBOURNE
SYDNEY NSW 2000                                            BRISBANE  PERTH
                                                           CANBERRA  DARWIN

                                                           OUR REFERENCE
                                                           227/1537356

                                                           PARTNER
                                                           Mark Friezer

Dear Sirs

PUMA: GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Macquarie Securitisation Limited ("MSL") in connection with the PUMA Global Trust No. 1 to be constituted under the Consolidated PUMA Trust Deed dated 13 July 1990 (as amended) between the person specified therein as the Founder and Perpetual Trustees Australia Limited ("PERPETUAL" OR THE "TRUSTEE") (the "TRUST DEED") and the draft Sub-Fund Notice (the "SUB-FUND NOTICE") (attached as an exhibit to the Registration Statement referred to below) from MSL to Perpetual.

Definitions in the Prospectus (as defined below) apply in this opinion but Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.      DOCUMENTS

We have examined the following draft documents:

(a)     the Trust Deed;

(b)     the Sub-Fund Notice;

(c) the draft Note Trust Deed (attached as an exhibit to the Registration Statement referred to below) between Perpetual as trustee of the PUMA Global Trust No.1, MSL and The Bank of New York, New York Branch;


(d) the draft Security Trust Deed (attached as an exhibit to the Registration Statement referred to below) between MSL, the Trustee, The Bank of New York, New York Branch and Perpetual Trustee Company Limited;


(e) the draft Redraw Facility Agreement (attached as an exhibit to the Registration Statement referred to below) between Macquarie Bank Limited, the Trustee and MSL;

(f)     the following ISDA Master Agreements:

(A) an agreement dated 28 February 1995 between Perpetual (as trustee of the PUMA Program under the Trust Deed) and Deutsche Bank AG, Sydney Branch;

(B) an agreement dated 13 June 1996 between Perpetual (as trustee of the PUMA Program under the Trust Deed) and Morgan Guaranty Trust Company of New

Macquarie Securitisation Limited                              5 September 2001
--------------------------------------------------------------------------------

        York;

(C) an agreement dated 22 July 1996 between Perpetual (as trustee of the PUMA Program under the Trust Deed) and UBS Australia Limited; and

(D) an agreement dated 13 October 2000 between Perpetual (as trustee of the PUMA Program under the Trust Deed), MSL and Commonwealth Bank of Australia;


(g) the draft (dated: September 3, 2001) Currency Swap Agreement between MSL, the Trustee and currency swap provider;


(h) the draft (dated: August 22, 2001) Underwriting Agreement between Macquarie Bank Limited, the Trustee, MSL and the lead underwriter, as representative for the several underwriters listed in Schedule 1 thereto;

(i) the draft Agency Agreement (attached as an exhibit to the Registration Statement referred to below) between, among others, MSL and the Trustee; and

(j) a copy of the Prospectus which forms part of the Registration Statement on Form S-11 filed with the Securities and Exchange Commission (the Commission) under the US Securities Act of 1933 (the "Prospectus").

2.      ASSUMPTION

For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.      QUALIFICATIONS

Our opinion is subject to the following qualifications.

(a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.

(b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus.

4.      OPINION


Based on the foregoing and subject to the assumption and qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the US$ Notes, we hereby adopt and confirm as our opinion the opinions set forth in the Prospectus under the heading "Australian Tax Matters" which constitute, in our opinion, the material Australian income tax consequences of the purchase, ownership and disposition of the US$ notes. There can be no assurance, however, that the tax conclusions presented in that section will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.


We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus and to the references to this firm under the heading "Australian Tax Matters", "Enforcement of Foreign Judgments in Australia" and "Legal Matters" in the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 of the rules and

                                                                              2.

Macquarie Securitisation Limited                              5 September 2001
--------------------------------------------------------------------------------

regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully
CLAYTON UTZ


/s/ Mark Friezer

Mark Friezer
Partner
9353 4227
mfriezer@claytonutz.com








                                                                              3.